    As filed with the Securities and Exchange Commission on October 17, 2001
                                                  Registration No. 333- ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                                      PIXAR
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -----------------

       CALIFORNIA                                      68-0086179
       ----------                                      ----------
(State of incorporation)                 (I.R.S. Employer Identification Number)

                 1200 PARK AVENUE, EMERYVILLE, CALIFORNIA 94608
   (Address, including zip code, of Registrant's Principal Executive Offices)

                               -----------------

                                 1995 STOCK PLAN
                            (Full title of the plan)

                               -----------------

                                   ANN MATHER
         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                                      PIXAR
                                1200 PARK AVENUE
                          EMERYVILLE, CALIFORNIA 94608
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (510) 752-3000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

                                    Copy to:
                              JOSE F. MACIAS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050

                               -----------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                          PROPOSED
                                                                           MAXIMUM           PROPOSED MAXIMUM         AMOUNT OF
         TITLE OF SECURITIES TO                 AMOUNT TO BE           OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
             BE REGISTERED                       REGISTERED               PER SHARE                PRICE                 FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- -----------------
Common Stock, no par value, reserved
and outstanding under 1995 Stock Plan            4,029,001(1)         $28.10391/$40.17(2)      $122,043,874(2)         $30,510.97
===================================================================================================================================

1. Includes the following increases to the number of shares of the Registrant's Common Stock reserved for issuance under the 1995 Stock Plan:
     (i) an automatic annual increase of 1,429,001 shares on January 1, 2001, which annual increase is provided for in the 1995 Stock Plan, (ii) an increase of 1,850,000 shares, which increase was previously approved by the Company's Board and shareholders and (iii) an increase of 750,000 shares, which increase was previously approved by the Company's Board and shareholders.

2. Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $28.10391 per share covering 3,298,591 outstanding options and the estimated exercise price of $40.17 per share covering 730,410 authorized but unissued shares. The estimated exercise price of $40.17 was computed in accordance with Rule 457 by averaging the high and low prices of a share of Pixar Common Stock as reported on the Nasdaq National Market on October 12, 2001.

--------------------------------------------------------------------------------

                                      PIXAR

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         1. The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended December 30, 2000, filed pursuant to
                  Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed pursuant to Section 13(a) of the Exchange Act.

         3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, filed pursuant to Section 13(a) of the Exchange Act.

         4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 10, 1995, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Larry W. Sonsini, a member of the law firm Wilson Sonsini Goodrich & Rosati ("WSGR") and a director of the Registrant, beneficially owned as of October 17, 2001, an aggregate of 4,528 shares of the Registrant's Common Stock. Mr. Sonsini also holds options to purchase 40,000 shares of the Registrant's Common Stock. WSGR is giving an opinion upon the validity of the shares being registered.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").
Article IV of the Registrant's Amended and Restated Articles of Incorporation and Article VI of the Registrant's Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. INDEX TO EXHIBITS.

       Exhibit
       Number                           Description of Document
       -------                          -----------------------
         4.1           Amended and Restated Articles of Incorporation (1)

         4.2           Amended and Restated Bylaws, as amended (2)

         4.3           1995 Stock Plan, as amended

         5.1           Opinion of Counsel as to legality of securities being registered

        23.1           Consent of Independent Auditors

        23.2           Consent of Counsel (contained in Exhibit 5.1)

        24.1           Power of Attorney (see page 4)

--------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-97918).

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 17th day of October, 2001.

                                         PIXAR

                                          By: /s/ Ann Mather
                                             ----------------------------------
                                             Ann Mather
                                             Executive Vice President, Chief
                                             Financial Officer and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints, jointly and severally, Steve Jobs, Edwin E. Catmull and Ann Mather, or any of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                             TITLE                                DATE
                   ---------                             -----                                ----

/s/ Steve Jobs                         Chairman of the Board and Chief Executive         October 17, 2001
------------------------------------   Officer (Principal Executive Officer)
Steve Jobs

/s/ Edwin E. Catmull                   Director and President                            October 17, 2001
------------------------------------
Edwin E. Catmull

/s/ Ann Mather                         Executive Vice President, Chief Financial         October 17, 2001
------------------------------------   Officer and Secretary (Principal Financial
Ann Mather                             Officer and Principal Accounting Officer)

/s/ Jill E. Barad                      Director
------------------------------------
Jill E. Barad                                                                            October 17, 2001

/s/ Skip M. Brittenham                 Director
------------------------------------
Skip M. Brittenham                                                                       October 17, 2001

                                       Director
------------------------------------
Joseph A. Graziano                                                                       October 17, 2001

/s/ Lawrence B. Levy                   Director
------------------------------------
Lawrence B. Levy                                                                         October 17, 2001

/s/ Joe Roth                           Director
------------------------------------
Joe Roth                                                                                 October 17, 2001

/s/ Larry W. Sonsini                   Director
------------------------------------
Larry W. Sonsini                                                                         October 17, 2001

                                 EXHIBIT INDEX

       Exhibit
       Number                           Description of Document
       -------                          -----------------------
         4.1           Amended and Restated Articles of Incorporation (1)

         4.2           Amended and Restated Bylaws, as amended (2)

         4.3           1995 Stock Plan, as amended

         5.1           Opinion of Counsel as to legality of securities being registered

        23.1           Consent of Independent Auditors

        23.2           Consent of Counsel (contained in Exhibit 5.1)

        24.1           Power of Attorney (see page 4)

--------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-97918).

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.